Exhibit 99.1

Investor Relations Contact: David Humphrey
Title: Vice President – Investor Relations
Phone: 479-785-6200
Email: dhumphrey@arcb.com

Media Contact: Autumnn Mahar
Title: Senior Manager, PR and Social
Phone: 479-494-8221
Email: amahar@arcb.com

ArcBest® Announces Sale of FleetNet America® and

Increased Share Repurchase Program

●	Cox Automotive, a division of Cox Enterprises, Inc.™, acquires FleetNet America® for $100 million
●	ArcBest’s board has increased the company’s share repurchase program authorization to $125 million

FORT SMITH, Arkansas, February 28, 2023 – ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, has reached an agreement, following a process that began in early 2022, to sell FleetNet America®, a provider of fleet maintenance and repair services, to Cox Automotive Mobility Solutions, Inc., a division of Cox Enterprises, Inc.

“FleetNet has been a valuable part of ArcBest, giving us insight and expertise in equipment maintenance and repair. As an integrated logistics company, it is no longer core to our growth strategy,” said Judy R. McReynolds, ArcBest chairman, president and CEO. “We’ve enjoyed working with the wonderful team at FleetNet and have benefitted greatly from their innovative mindset.”

The sale is effective February 28, 2023. Terms of the transaction include a cash payment at closing of $100 million, subject to certain tax and other customary adjustments, customary representations and warranties of the seller, FleetNet and Cox Enterprises. On a preliminary basis, ArcBest expects to receive proceeds, net of tax and transaction expenses, of approximately $75 million and to record an estimated after-tax gain of approximately $50 million on this transaction.

In addition, ArcBest announced that its board of directors has increased the total amount available under the company’s common stock repurchase program to $125 million.

“The sale of FleetNet and our strong balance sheet puts us in a great position to accelerate our return of capital to ArcBest’s shareholders,” added McReynolds.

Additional Information

Stephens Inc. acted as financial advisor to ArcBest for the transaction. Vinson & Elkins acted as legal advisor to ArcBest. BakerHostetler acted as legal advisor to Cox Automotive.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923, and now with over 15,000 employees across more than 250 campuses and service centers, the company is a logistics powerhouse fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages its full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; the effects of a widespread outbreak of an illness or disease, including the COVID-19 pandemic, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, acts of war or terrorism, or military conflicts; data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight and our investments in human-centered remote operation software; the loss or reduction of business from large customers; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of any recent or future acquisitions, including the acquisition of MoLo Solutions, LLC, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and rising interest rates; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

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